UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 17, 2013, Ryan Morris, a member the Board of Directors (the “Board”) of InfuSystem Holdings, Inc. (the “Company”) delivered a letter to the Special Committee of the Board regarding a good faith indication of interest by Meson Capital Partners LP and Mr. Morris to acquire InfuSystem Holdings, Inc. for between $1.85 and $2.00 per share in cash (the “Morris Letter”).

On July 18, 2013, the Special Committee considered the Morris Letter and issued a written response (the “Special Committee Response”). The Special Committee is comprised of the three independent members of the Board, Messrs. David Dreyer, Joseph Whitters and Wayne Yetter, and was formed on May 14, 2013 to review and be responsible for such matters.

The foregoing descriptions of the Morris Letter and the Special Committee Response are only a summary, do not purport to be complete, and are qualified in their entirety by the terms of such letters, which are attached hereto as Exhibit 99.1 and 99.2.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Mr. Ryan Morris’ Letter to the Special Committee of the Company, dated July 17, 2013;

99.2	InfuSystem Holdings, Inc. Special Committee’s Response to Mr. Morris’ Letter, dated July 18, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
Name:	Jonathan P. Foster
Title:	Chief Financial Officer

Dated: July 19, 2013

EXHIBIT INDEX

Exhibit 99.1	Mr. Ryan Morris’ Letter to the Special Committee of the Company, dated July 17, 2013;

Exhibit 99.2	InfuSystem Holdings, Inc. Special Committee’s Response to Mr. Morris’ Letter, dated July 18, 2013